Exhibit 1.1

Endo Pharmaceuticals Holdings Inc.

29,000,000 Shares
Common Stock
($.01 par value)

Underwriting Agreement

New York, New York
October 5, 2005

Bear, Stearns & Co. Inc.
Citigroup Global Markets Inc.
Morgan Stanley & Co. Incorporated
SG Cowen Securities Corporation
UBS Investment Bank
C.E. Unterberg, Towbin
Jefferies & Company, Inc.
J.P. Morgan Securities Inc.

As representatives of the several Underwriters,
c/o          Bear, Stearns & Co. Inc.

383 Madison Avenue
New York, NY 10179

Citigroup Global Markets Inc.
388 Greenwich Street
New York, NY 10013

Ladies and Gentlemen:

The persons named in Schedule I hereto (the “Selling Stockholders”), propose to sell to the several underwriters named in Schedule II hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), 29,000,000 shares of Common Stock, $.01 par value (“Common Stock”), of Endo Pharmaceuticals Holdings Inc., a corporation organized under the laws of Delaware (the “Company”) (said shares to be sold by the Selling Stockholders being hereinafter called the “Underwritten Securities”).  The Selling Stockholders also propose to grant to the Underwriters an option to purchase up to 4,350,000 additional shares of Common Stock to cover over-allotments (the “Option Securities”; the Option Securities, together with the Underwritten Securities, being hereinafter called the “Securities”).  The Securities include shares of Common Stock (collectively, the “Stock Option Shares”) to be acquired by certain Selling Stockholders identified in Schedule I hereto (the “Stock Option Selling Stockholders”) upon exercise of currently outstanding options to purchase Common Stock granted under the Endo Pharma LLC Stock Option Plans (as defined in the Registration Statement).

The Company acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters, on the other hand, (ii) in connection with the offering contemplated hereby and the process leading to such transaction, the Underwriters have been acting solely as principals and are not the agent or fiduciary of the Company or its employees, (iii) the Underwriters have not assumed or will not assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Underwriters have advised or are currently advising the Company on other matters) and the Underwriters have no obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, and (iv) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

Any reference herein to the Registration Statement, a Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of such Preliminary Prospectus or the Prospectus, as the case may be; and any reference herein to the terms “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement, or the issue date of any Preliminary Prospectus or the Prospectus, as the case may be, deemed to be incorporated therein by reference.

To the extent there are no additional Underwriters listed on Schedule II other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or the plural as the context requires.  The use of the neuter in this Agreement shall include the feminine and masculine wherever appropriate.  Certain terms used herein are defined in Section 17 hereof.

It is understood and agreed that Bear, Stearns & Co. Inc. (“Bear Stearns”) and Citigroup Global Markets Inc. (“Citigroup”) are joint book-running managers (together, the “Joint Managers”) and, except as otherwise stated, any determinations or other

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actions to be made under this Agreement by you or the Representatives shall require the consent of both Bear Stearns and Citigroup.

1.             Representations and Warranties.

(i)            The Company represents and warrants to, and agrees with, the Underwriters as set forth below in this Section 1.

(a)           The Company meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission a registration statement (file number 333-128099) on Form S-3, including pre-effective amendment no. 1 thereto and a preliminary prospectus (the “2005 Registration Statement”), and a registration statement (file number 333-115032) on Form S-3, including post-effective amendment no. 1 thereto (the “2004 Registration Statement”), in each case for registration under the Act of shares of Common Stock and the offering thereof from time to time in accordance with Rule 415.  Pursuant to Rule 429, the Prospectus also relates to the 11,000,000 shares of Common Stock remaining unsold under the 2004 Registration Statement.  Each of the 2005 Registration Statement and the 2004 Registration Statement has been declared effective by the Commission.  Promptly after the Execution Time, the Company will file the final Prospectus with the Commission in accordance with Rules 430A and 424(b).  The Company has included in the Registration Statement, as amended at the Effective Date, all information (other than the Rule 430A Information) required by the Act and the rules thereunder to be included in the Registration Statement and the Prospectus.  As filed, the final Prospectus shall contain all Rule 430A Information together with all other such required information.

(b)           On the Effective Date, the Registration Statement did, and when the Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein) and on any date on which Option Securities are purchased, if such date is not the Closing Date (a “Settlement Date”), the Prospectus (and any supplements thereto) will, comply in all material respects with the applicable requirements of the Act and the rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date, the Prospectus did not, and on the date of any filing pursuant to Rule 424(b), and on the Closing Date and any Settlement Date, the Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information

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contained in or omitted from the Registration Statement, or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto).

(c)           Each of the Company’s (a) Form 10-K, for the fiscal year ended December 31, 2004, (b) Form 10-Qs for the periods ended March 31, 2005 and June 30, 2005, (c) Information Statement for the 2005 annual meeting of shareholders pursuant to Section 14(c) of the Exchange Act, and (d) current reports on Form 8-K filed or furnished since December 31, 2004 (collectively, the documents listed in (a), (b), (c) and (d) above are referred to as the “1934 Act Reports”) filed or furnished with the Commission pursuant to the Exchange Act at the time they were or hereafter are filed or furnished with the Commission complied or will comply in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and, when filed of furnished with the Commission, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(d)           Each of the Company and Endo Pharmaceuticals Inc., a Delaware corporation (“Endo Pharmaceuticals”), EPI Company, a Delaware corporation (“EPI”), BML Pharmaceuticals, Inc., a Delaware corporation (“BML”) and Endo Pharma Canada Inc., a corporation organized under the laws of the province of New Brunswick, Canada (“Endo Canada”, together with Endo Pharmaceuticals, EPI and BML, the “Subsidiaries”), has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware or, with respect to Endo Canada, the province of New Brunswick, Canada, with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified or in good standing in any such other jurisdiction would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and the Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”).

(e)           Other than the Subsidiaries, the Company has no subsidiaries and, except for the Company’s ownership interest in DURECT Corporation and U.S. Dermatologics, Inc., does not own any shares of capital stock of or interests in any other Person.

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(f)            All of the outstanding shares of capital stock of each Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Prospectus, all outstanding shares of capital stock of the Subsidiaries are owned by the Company directly free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.

(g)           The Company’s authorized equity capitalization is as set forth in the Prospectus.  The capital stock of the Company conforms in all material respects to the description thereof contained in the Prospectus.  The outstanding shares of Common Stock have been duly and validly authorized and issued and are fully paid and nonassessable.  The Securities being sold hereunder by the Selling Stockholders have been duly and validly authorized, and are fully paid and nonassessable.  The Securities being sold hereunder by the Selling Stockholders are duly listed, and admitted and authorized for trading, on the Nasdaq National Market.  The certificates for the Securities are in valid and sufficient form; the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities; and, except as set forth in the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding.

(h)           There is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required; and the statements included or incorporated by reference in the Prospectus under the headings “Risk Factors – Our ability to protect our proprietary technology, which is vital to our business, is uncertain”, “Business – Governmental Regulation”, “Business – Patents, Trademarks, Licenses and Proprietary Property”, “Business – Service Agreements”, Business – Licenses and Collaboration Agreements”, “Business – Environmental Matters”, “Business – Legal Proceedings” and “Certain U.S. Federal Income Tax Consequences to Non-U.S. Holders of Common Stock,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings in all material respects.

(i)            This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable in accordance with its terms.

(j)            The Company is not an “investment company” as defined in the Investment Company Act of 1940, as amended.

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(k)           No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Prospectus.

(l)            Neither the sale of the Securities nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries pursuant to, (i) the charter or by-laws of the Company or any of the Subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of the Subsidiaries is a party or bound or to which their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of the Subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of the Subsidiaries or any of its or their properties; except, in the case of clause (ii) or (iii), for any such conflict, breach, violation or imposition that would not have a Material Adverse Effect.

(m)          Except for those rights contained in the Registration Rights Agreement, dated as of July 17, 2000, as amended as of June 30, 2003, by and between the Company and Endo Pharma LLC (the “Registration Rights Agreement”), no holders of securities of the Company have rights to the registration of any such securities.  Pursuant to the Shelf Registration Agreement between the Company and Endo Pharma LLC, dated September 21, 2005, no demand is being exercised by Endo Pharma LLC and the rights granted under the Amended and Restated Management Stockholders Agreement, as amended on June 28, 2004 and on September 19, 2005, by and among the Company, the LLC and the parties named therein, do not apply to the Registration Statement.

(n)           The consolidated historical financial statements and schedules of the Company incorporated by reference in the Prospectus and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the Company and its consolidated subsidiaries as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The selected consolidated financial data set forth under the caption “Selected Financial Data”

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incorporated by reference in the Prospectus and Registration Statement fairly present, on the basis stated in the Prospectus and the Registration Statement, the information included therein.

(o)           Except as set forth in the Prospectus, no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator, including, without limitation, the United States Food and Drug Administration (the “FDA”) and United States Drug Enforcement Agency (the “DEA”), involving the Company or any of the Subsidiaries or its or their respective properties is pending or, to the best knowledge of the Company, threatened that (i) could have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) could have a Material Adverse Effect.

(p)           The Company and each of the Subsidiaries owns or leases all such properties as are necessary to the conduct of its operations as presently conducted.

(q)           Neither the Company nor any Subsidiary is in violation or default of (i) any provision of its charter or bylaws, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) except as set forth in the Prospectus, any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such Subsidiary or any of its properties; except, in the case of clause (ii) or (iii), for any such violation or default that would not have a Material Adverse Effect.

(r)            Deloitte & Touche LLP, who has certified certain financial statements of the Company, and delivered its report with respect to the audited consolidated financial statements and schedules incorporated by reference in the Prospectus, are independent public accountants with respect to the Company, within the meaning of the Act and the applicable published rules and regulations thereunder.

(s)           Except for the New York State transfer tax, there are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the sale by the Selling Stockholders of the Securities hereunder.

(t)            Each of the Company and the Subsidiaries has filed all foreign, Federal, state and local tax returns that are required to be filed or has requested

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extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect.

(u)           No labor problem or dispute with the employees of the Company or any of the Subsidiaries exists or is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or the Subsidiaries’ principal suppliers, contractors or customers, in each case that could have a Material Adverse Effect.

(v)           The Company and each of the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the business in which they are engaged; and the Company and each such Subsidiary believes that it will be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

(w)          Except as set forth in the Prospectus, (A) the Company and the Subsidiaries possess all permits, licenses, provider numbers, certificates, approvals, consents, orders, certifications and other authorizations (collectively, “Governmental Licenses”) issued by, and have made all declarations and filings with, the appropriate Federal, state, local or foreign regulatory agencies or bodies, including without limitation, the FDA and the DEA, necessary to conduct the business now operated by the Company and the Subsidiaries except where the failure to possess such Governmental Licenses or to make such declarations and filings would not result in a Material Adverse Effect; the Company and the Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, individually and in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and (B) neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

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(x)            The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(y)           The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities in violation of the Exchange Act.

(z)            Except as set forth in the Prospectus, the Company, the Subsidiaries and each of the research and development, manufacturing and other facilities leased or operated by them (there being no such facilities owned by the Company and the Subsidiaries) (i) are in compliance with any and all applicable foreign, Federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses, (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and (iv) are not subject to liabilities and costs associated with compliance by them with Environmental Laws, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liabilities or costs would not, individually and in the aggregate, have a Material Adverse Effect.  Neither the Company, the Subsidiaries nor any such facility has received notice that it has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, in any proceeding currently pending.

(aa)         Each of the Company and the Subsidiaries has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974 (“ERISA”) and the regulations and published interpretations thereunder with respect to each “plan” (as defined in Section 3(3) of ERISA and such regulations and published

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interpretations) in which employees of the Company and the Subsidiaries are eligible to participate and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations.  Neither the Company nor any Subsidiary has incurred any material unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any such plan under Title IV of ERISA.

(bb)         The Company and the Subsidiaries own, have rights under, license or have other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of their business as now conducted; and neither the Company nor any of the Subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property, which infringement or conflict, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(cc)         Neither the Company nor any of the Subsidiaries have failed to file with applicable regulatory authorities (including, but not limited to, the FDA and DEA) any statement, report, information or form required by any applicable law, regulation or order, except where the failure to file or to be so in compliance would not, individually and in the aggregate, have a Material Adverse Effect.  No deficiencies have been asserted by any regulatory commission, agency or authority with respect to any such filings or submissions, except for any such failures to be in compliance or deficiencies which would not, individually and in the aggregate, have a Material Adverse Effect.

(dd)         The Company has established a compliance program (including a written compliance policy) to assist the Company and the Subsidiaries and their respective directors, officers and employees in complying with applicable regulatory agency guidelines (including, without limitation, those regulations and guidelines published by FDA and DEA), and to provide compliance policies governing applicable areas for pharmaceutical companies.

(ee)         Except as disclosed in the Registration Statement and the Prospectus, the Company and the Subsidiaries do not have any material lending or other relationship with any bank or lending affiliate of the Representatives.

Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters

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covered thereby, to the Underwriters.

(ii)           Each Selling Stockholder, severally and not jointly, represents and warrants to, and agrees with, each Underwriter that:

(a)           Such Selling Stockholder is, or, in the case of any Stock Option Selling Stockholder, immediately prior to the Closing Date or any Settlement Date, will be, the record and beneficial owner of the Securities to be sold by it hereunder free and clear of all liens, encumbrances, equities and claims and has, or, in the case of any Stock Option Selling Stockholder, prior to the Closing Date or any Settlement Date, will have, or will have required the attorney-in-fact to duly endorse, such Securities in blank, and, assuming that each Underwriter acquires its interest in the Securities from such Selling Stockholder without notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code as in effect in the State of New York from time to time (“UCC”)), each Underwriter, having purchased such Securities delivered on the Closing Date or on any Settlement Date to The Depository Trust Company or other securities intermediary by making payment therefor as provided herein and, having had such Securities credited to the securities account or accounts of each Underwriter maintained with The Depository Trust Company or such other securities intermediary, will have acquired a security entitlement (within the meaning of Section 8-102(a)(17) of the UCC) to such Securities purchased by each Underwriter, and no action based on an adverse claim (within the meaning of Section 8-105 of the UCC) may be asserted against each Underwriter with respect to such Securities.

(b)           Such Selling Stockholder has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(c)           Certificates in negotiable form for such Selling Stockholder’s Securities have been, or, in the case of any Stock Option Selling Stockholder, prior to the Closing Date or any Settlement Date, will have been, placed in custody, for delivery pursuant to the terms of this Agreement, under a Custody Agreement and Power of Attorney duly authorized (if applicable), executed and delivered by such Selling Stockholder, in the forms heretofore furnished to you (each a “Custody Agreement”) with American Stock Transfer & Trust Company as Custodian (the “Custodian”); the Securities represented by the certificates so held or to be held, as the case may be, in custody for each Selling Stockholder are or will be, as the case may be, subject to the interests hereunder of the Underwriters; the arrangements for custody and delivery of such certificates,

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made by such Selling Stockholder hereunder and under the Custody Agreement, are not subject to termination by any acts of such Selling Stockholder, or by operation of law, whether by the death or incapacity of such Selling Stockholder, or the occurrence of any other event; and if any such death, incapacity or any other such event shall occur before the delivery of such Securities hereunder, certificates for the Securities will be delivered by the Custodian in accordance with the terms and conditions of this Agreement and the Custody Agreement as if such death, incapacity or other event had not occurred, regardless of whether or not the Custodian shall have received notice of such death, incapacity or other event.

(d)           To the best knowledge of such Selling Stockholder, no consent, approval, authorization or order of any court or governmental agency or body is required for consummation by such Selling Stockholder of the transactions contemplated herein, except such as may have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters and such other approvals as have been obtained.

(e)           To the best knowledge of such Selling Stockholder, neither the sale of the Securities being sold by such Selling Stockholder nor the consummation of any other of the transactions herein contemplated by such Selling Stockholder or the fulfillment of the terms hereof by such Selling Stockholder will conflict with, result in a breach or violation of, or constitute a default under any law or the charter or by-laws or other organizational documents, in each case if applicable, of such Selling Stockholder or the terms of any indenture or other agreement or instrument to which such Selling Stockholder or any of its subsidiaries (if applicable) is a party or bound, or any judgment, order or decree applicable to such Selling Stockholder or any of its subsidiaries (if applicable) of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over such Selling Stockholder or any of its subsidiaries (if applicable).

(f)            In respect of any statements in or omissions from the Registration Statement or the Prospectus or any supplements thereto made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Selling Stockholder specifically for use in connection with the preparation thereof, such Selling Stockholder hereby makes the same representations and warranties to each Underwriter as the Company makes to each Underwriter under paragraph (i)(b) of this Section; such Selling Stockholder does not possess any material non-public information concerning the Company or any of its subsidiaries which is not set forth in the Prospectus or any supplement thereto. The Underwriters acknowledge and agree that, for all purposes of this Agreement, the only information furnished to the Company by or on behalf of any

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Selling Stockholder specifically for use in the Registration Statement, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto are the statements pertaining to the number of shares owned and the number of shares proposed to be sold by such Selling Stockholder under the caption “Principal and Selling Stockholders.”

Any certificate signed by or on behalf of any Selling Stockholder and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by such Selling Stockholder, as to matters covered thereby, to each Underwriter.

2.             Purchase and Sale.

(a)           Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Selling Stockholders agree, severally and not jointly, to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Selling Stockholders, at a purchase price of $ 25.1937 per share, the amount of the Underwritten Securities set forth opposite such Underwriter’s name in Schedule II hereto.

(b)           Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Selling Stockholders named in Schedule I hereby grant an option to the several Underwriters to purchase, severally and not jointly, up to 4,350,000 Option Securities at the same purchase price per share as the Underwriters shall pay for the Underwritten Securities.  Said option may be exercised only to cover over-allotments in the sale of the Underwritten Securities by the Underwriters.  Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the Prospectus upon written or telegraphic notice by the Representatives to the Company and the Selling Stockholders setting forth the number of shares of the Option Securities as to which the several Underwriters are exercising the option and the Settlement Date.  The maximum number of Option Securities which each Selling Stockholder agrees to sell is set forth in Schedule I hereto.  In the event that the Underwriters exercise less than their full over-allotment option, the number of Option Securities to be sold by each Selling Stockholder listed on Schedule I shall be, as nearly as practicable, in the same proportion as the maximum number of Option Securities to be sold by each Selling Stockholder and the number of Option Securities to be sold.  The number of Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.

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3.             Delivery and Payment.  Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day prior to the Closing Date) shall be made at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Company, at 4 Times Square, New York, New York 10036 (“Skadden Offices”) at 10:00 AM, New York City time, on October 12, 2005, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement among the Representatives, the Company and the Selling Stockholders or as provided in Section 9 hereof, (such date and time of delivery and payment for the Securities being herein called the “Closing Date”).  Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the respective aggregate purchase price of the Securities being sold by the Selling Stockholders to or upon the order of the Selling Stockholders by wire transfer payable in same-day funds to the account of the Custodian, one account established for Endo Pharma LLC, the second account established for the Advance Shares (as defined in the Custody Agreement, as amended, entered into among the Custodian and each of Carol A. Ammon, Peter A. Lankau, David A.H. Lee, Jeffrey R. Black Caroline B. Manogue and Mariann T. MacDonald) and the third account established for Securities of Michael Hyatt and the Hyatt Family Trust.  Delivery of the Underwritten Securities and the Option Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

The Company will pay all applicable state transfer taxes, if any, involved in the transfer to the several Underwriters of the Securities to be purchased by them from the Selling Stockholders, and the respective Underwriters will pay any additional stock transfer taxes involved in further transfers.

If the option provided for in Section 2(b) hereof is exercised after the third Business Day prior to the Closing Date, the Selling Stockholders named in Schedule I will deliver the Option Securities (at the expense of the Company) to the Representatives at Skadden’s Offices at 10:00 AM, on the date specified by the Representatives (which shall be within three Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Selling Stockholders named in Schedule I hereto by wire transfer payable in same-day funds to the accounts of the Custodian, one account established for Endo Pharma LLC, the second account established for the Advance Shares and the third account established for Securities of Michael Hyatt and the Hyatt Family Trust. If settlement for the Option Securities occurs after the Closing Date, the Company and such Selling Stockholders will deliver to the Representatives on the Settlement Date, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of,

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supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

4.             Offering by the Underwriters.  It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus.

5.             Agreements.  (i)  The Company agrees with the several Underwriters that:

(a)           Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which the Joint Managers, acting jointly, reasonably object.  Subject to the foregoing sentence, the Company will cause the Prospectus, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing.  The Company will promptly advise the Representatives (1) when the Prospectus, and any supplement thereto, shall have been filed with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (2) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (3) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (4) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (5) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose.  The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(b)           If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act or the rules thereunder, the

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Company promptly will (1) notify the Representatives of any such event, (2) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance, and (3) supply any supplemented Prospectus to the Underwriters in such quantities as the Underwriters may reasonably request in writing; provided that in case any Underwriter is required to deliver a Prospectus in connection with sales of any of the Securities at any time nine months or more after the Execution Time, any preparation and delivery of any amended or supplemented Prospectus shall be at the expense of such Underwriter.

(c)           As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act (it being understood that such delivery requirements shall be deemed to have been satisfied by the Company’s compliance with the reporting requirements pursuant to the Exchange Act).

(d)           The Company will furnish to the Representatives and counsel for the Underwriters four signed copies of the 2005 Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the 2005 Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or any dealer may be required by the Act, as many copies of each Preliminary Prospectus and the Prospectus and any supplement thereto as the Representatives may reasonably request in writing.

(e)           The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may reasonably designate in writing and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

(f)            The Company will not, without the prior written consent of the Joint Managers, offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, including the filing (or participation in the filing)

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of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other shares of Common Stock or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock; or publicly announce an intention to effect any such transaction, for a period of 60 days after the date of this Agreement, provided, however, that the Company and Endo Pharma LLC may issue and sell Common Stock pursuant to any employee stock option plan, stock ownership plan or dividend reinvestment plan of the Company or Endo Pharma LLC in effect at the Execution Time and the Company may issue Common Stock issuable upon the conversion of securities or the exercise of warrants outstanding at the Execution Time.

(g)           The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities in violation of the Exchange Act.

(h)           The Company agrees to pay the costs and expenses relating to the following matters:  (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus,  the Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the registration of the Securities under the Exchange Act and the listing of the Securities on the Nasdaq National Market; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) any filings required to be made with the National Association of Securities Dealers, Inc. (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to

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prospective purchasers of the Securities; (ix) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company and the Selling Stockholders (as among the Selling Stockholders, as may be determined by Endo Pharma LLC); and (x) all other costs and expenses incident to the performance by the Company and the Selling Stockholders of their obligations hereunder (as among the Selling Stockholders, as may be determined by Endo Pharma LLC).

(ii)           Each Selling Stockholder, severally and not jointly, agrees with the several Underwriters that:

(a)           Such Selling Stockholder will not, without the prior written consent of the Joint Managers, offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any shares of capital stock of the Company or any securities convertible into, or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction, for a period of 60 days after the date of the Underwriting Agreement, other than Securities to be sold by such Selling Stockholder hereunder; subject to the limited exceptions described in the lock-up letter to be executed by such Selling Stockholder.

(b)           Such Selling Stockholder will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(c)           Such Selling Stockholder will advise you promptly, and if requested by you, will confirm such advice in writing, so as long as delivery of a prospectus relating to the Securities by an underwriter or dealer may be required under the Act, of any change in information in the Registration Statement or the Prospectus relating to such Selling Stockholder.

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6.             Conditions to the Obligations of the Underwriters.  The obligations of the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholders contained herein as of the Execution Time, the Closing Date and any Settlement Date pursuant to Section 3 hereof, to the accuracy of the statements of the Company and the Selling Stockholders made in any certificates pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholders of their respective obligations hereunder and to the following additional conditions:

(a)           The Registration Statement, including any 462(b) Registration Statement, shall have become effective; the Prospectus, and any supplement thereto, will be filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b)           The Company shall have requested and caused Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Company, to have furnished to the Representatives its opinions, dated the Closing Date and addressed to the Representatives, substantially in the forms attached hereto as Exhibits B and C, and Caroline B. Manogue, General Counsel of the Company, to have furnished to the Representatives her opinion, dated the Closing Date and addressed to the Representatives, substantially in the form attached hereto as Exhibit D.

(c)           The Company shall have requested and caused (i) Wiley Rein & Fielding, special regulatory counsel for the Company, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, substantially in the form attached hereto as Exhibit E and (ii) (A) Hedman & Costigan P.C., and (B) Dilworth & Barrese LLP, special intellectual property counsels for BML and the Company, respectively, to have furnished to the Representatives their opinions, each dated the Closing Date and addressed to the Representatives, substantially in the form attached hereto as Exhibit F .

(d)           The Selling Stockholders shall have requested and caused James J. Connors II, Esq., Kleinberg, Kaplan, Wolff & Cohen and Skadden, Arps, Slate, Meagher & Flom LLP and such other counsel to the Selling Stockholders as are reasonably acceptable to the Representatives, to have furnished to the Representatives their respective opinions dated the Closing Date and addressed to the Representatives, covering the matters specified in Exhibit G.

(e)           The Representatives shall have received from Debevoise & Plimpton LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the

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Securities, the Registration Statement, the Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(f)            The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chief Executive Officer and the Chief Financial Officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus, any supplements to the Prospectus and this Agreement and that:

(i)            the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii)           no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(iii)          since the date of the most recent financial statements included or incorporated by reference in the Prospectus (exclusive of any supplement thereto), there has been no Material Adverse Effect.

(g)           The Selling Stockholders shall have furnished to the Representatives a certificate, signed on behalf of the Selling Stockholders and delivered pursuant to the Custody Agreement, dated the Closing Date, to the effect that the representations and warranties of the Selling Stockholders in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date.

(h)           The Company shall have requested and caused Deloitte & Touche LLP to have furnished to the Representatives letters, at the Execution Time and at the Closing Date, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, substantially in the same form and substance as the letters furnished by them in connection with the November 2004 offering of common stock by certain selling stockholders of the Company (and, with respect to the letter dated the Closing Date, in connection with the June 2004 offering of common stock by certain selling stockholders), updated accordingly to cover periods subsequent to such offering to the satisfaction of the Underwriters.

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(i)            Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letters referred to in paragraph (h) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and the Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Joint Managers, acting jointly, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto).

(j)            Prior to the Closing Date, the Company and the Selling Stockholders shall have furnished to the Representatives such further information, customary closing and secretary certificates and documents as the Representatives may reasonably request, including, without limitation, Forms W-8 or W-9, as required, from the Selling Stockholders.

(k)           The Securities shall have been duly approved for quotation on the Nasdaq National Market, and satisfactory evidence of such actions shall have been provided to the Representatives.

(l)            Prior to the Execution Time, the Company shall have furnished to the Representatives a letter substantially in the form of Exhibit A hereto from Endo Pharma LLC and each executive officer and director of the Company, addressed to the Representatives.

If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives.  Notice of such cancellation shall be given to the Company and the Selling Stockholders in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Company, at 4 Times Square, New York, New York 10036, on the Closing Date.

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7.             Reimbursement of the Underwriters’ Expenses.  If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company or any Selling Stockholder to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through the Joint Managers on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been reasonably incurred by them in connection with the proposed purchase and sale of the Securities.  If this Agreement is terminated pursuant to Section 9 hereof by reason of the default of one or more underwriters, neither the Company nor any Selling Stockholder shall be obligated to reimburse any defaulting underwriter their expenses.

8.             Indemnification and Contribution.

(a)           The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or in any amendment thereof, or in any Preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b)           Each Selling Stockholder, severally agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act to the same extent as the foregoing indemnity to each

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Underwriter, but only with reference to written information furnished to the Company by or on behalf of such Selling Stockholder specifically for use in the documents referred to in the foregoing indemnity.  This indemnity agreement will be in addition to any liability which any such Selling Stockholder may otherwise have.

(c)           Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act and each Selling Stockholder, to the same extent as the foregoing indemnity to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity.  This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have.  The Company and each of the Selling Stockholders acknowledge that the following statements constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus or the Prospectus:  the last paragraph on the cover page of the prospectus supplement regarding delivery of the Securities, the names of the Underwriters set forth on the cover page thereof and, under the heading “Underwriting,” the sentence related to concessions and the paragraphs related to short sales, stabilization and syndicate covering transactions.

(d)           Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a), (b) or (c) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a), (b) or (c) above.  The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party.  Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in,

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or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party.  An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding. If at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for fees and expenses of counsel as contemplated by this paragraph, the indemnifying party shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the indemnifying party of such request and (ii) the indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.

(e)           In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company, the Selling Stockholders and the Underwriters agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the Company, one or more of the Selling Stockholders and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder.  If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company, the Selling Stockholders and the Underwriters shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, the Selling Stockholders and of the Underwriters in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations.  Benefits received by the Company and the Selling Stockholders on the one hand shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by the Selling Stockholders, and

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benefits received by the Underwriters on the other shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus.  Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company or the Selling Stockholders on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above.  Notwithstanding the provisions of this paragraph (e), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of such Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (e).  Notwithstanding the foregoing, no Selling Stockholder shall be obligated to make contributions hereunder which in the aggregate exceed the amount for which such Selling Stockholder would have been liable pursuant to paragraph (b), as limited by paragraph (f), of this Section 8 had indemnification been available thereunder.

(f)            The liability of each Selling Stockholder under such Selling Stockholders’ representations and warranties contained in Section 1 hereof and under the indemnity and contribution agreements contained in this Section 8 shall be limited to an amount equal to the initial public offering price, net of underwriting discounts, of the Securities sold by such Selling Stockholder to the Underwriters.

9.             Default by an Underwriter.  If any Underwriter shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter hereunder and such failure to purchase shall constitute a default in the performance of its obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportion which the amount of Securities set forth opposite its name in Schedule II hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule II hereto, the remaining Underwriters shall have the right

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to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, then the Company shall be entitled to a period of 36 hours within which to procure another party or parties satisfactory to the Representatives to purchase the shares which the defaulting Underwriter or Underwriters agree but fail to purchase.  If, after giving effect to such arrangements, the total number of shares of Common Stock which remain unpurchased exceeds 9.0% of the total number of shares of Common Stock to be purchased on such Delivery Date, then this Agreement will terminate without liability to any nondefaulting Underwriter, the Selling Stockholders or the Company.  In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected.  Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company, the Selling Stockholders and any nondefaulting Underwriter for damages occasioned by its default hereunder.

10.           Termination.  This Agreement shall be subject to termination in the absolute discretion of the Joint Managers, acting jointly, by notice given to the Company by the Joint Managers, acting jointly, prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading in the Company’s Common Stock shall have been suspended by the Commission or the Nasdaq National Market or trading in securities generally on the New York Stock Exchange or the Nasdaq National Market shall have been suspended or limited or minimum prices shall have been established on such Exchange or the Nasdaq National Market, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Joint Managers, acting jointly, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Prospectus (exclusive of any supplement thereto).

11.           Representations and Indemnities to Survive.  The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers, of each Selling Stockholder and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriters, any Selling Stockholder or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities.  The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

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12.           Notices.  All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to Bear, Stearns & Co. Inc., 383 Madison Avenue, New York, New York 10179, Attention:  Syndicate Desk, and Citigroup Global Markets Inc., 388 Greenwich Street, New York, NY 10013, Attention: Syndicate Desk and copied to Debevoise & Plimpton LLP, 919 Third Avenue, New York, NY, 10022, Attention: Peter J. Loughran, Esq., or, if sent to the Company, will be mailed, delivered or telefaxed to Endo Pharmaceuticals Holdings Inc. (fax no.: (610) 558-9682) and confirmed to the General Counsel, Endo Pharmaceuticals Holdings Inc. at 100 Endo Boulevard, Chadds Ford, PA 19317, Attention: Caroline B. Manogue, Esq., and copied to Skadden, Arps, Slate, Meagher & Flom LLP, 4 Times Square, New York, NY 10036, Attention: Stacey J. Kanter, Esq., or if sent to the Selling Stockholders, will be mailed delivered, or telefaxed to Kelso & Company (fax no.: (212) 233-2379) and confirmed to the General Counsel, Kelso & Company at 320 Park Avenue, 24th Floor, New York, NY 10022, Attention: James J. Connors II, Esq. and to Caroline B. Manogue, Esq., 100 Endo Boulevard, Chadds Ford, PA 19317.

13.           Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14.           Applicable Law.  This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

15.           Counterparts.  This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

16.           Headings.  The section headings used herein are for convenience only and shall not affect the construction hereof.

17.           Definitions.  The terms which follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

27

“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or become effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date (which shall be the date of the Prospectus) and time that this Agreement is executed and delivered by the parties hereto.

“Preliminary Prospectus” shall mean, collectively, any preliminary prospectus and prospectus supplement relating to the Securities, that is used before the Registration Statement became effective and any prospectus and prospectus supplement relating to the Securities that omitted the Rule 430 Information and other information to be included upon pricing in a form of prospectus filed with the Commission pursuant to Rule 424(b).

“Prospectus” shall mean, collectively, the prospectus and prospectus supplement included in the Registration Statement at the Effective Date and the final prospectus and final prospectus supplement relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time, in each case, as amended or supplemented.

“Registration Statement” shall mean, collectively, the registration statement (file no. 333-128099) on Form S-3 and the registration statement (file no. 333-105338) on Form S-3 referred to in paragraph 1(a) above, including exhibits and financial statements, in each case as amended at the Execution Time and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.  Such term shall include the Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A.

“Rule 415”, “Rule 424”, “Rule 429” and “Rule 462” refer to such rules under the Act.

“Rule 430A Information” shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

28

 “Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the Registration Statement.

29

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

Very truly yours,

Endo Pharmaceuticals Holdings Inc.

By:	/s/ Peter A. Lankau
Name: Peter A. Lankau
Title: President and CEO

Endo Pharma LLC

By:	/s/ Michael Goldberg
Name:
Title:

Attorney-in-Fact acting on behalf of the Selling Stockholders, other than Endo Pharma LLC

By:	/s/ Jeffrey R. Black
As Attorney-in-Fact acting on behalf of the Selling Stockholders other than Endo Pharma LLC named in Schedule I hereto and for himself or herself

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

By:	Bear, Stearns & Co. Inc.

By:	/s/ Stephen M. Parish
Name: Stephen M. Parish
Title: Senior Managing Director

By:	Citigroup Global Markets Inc.

By:	/s/ Peter M. Phelan
Name: Peter M. Phelan
Title: Managing Director

For themselves and the other several Underwriters named in Schedule II to the foregoing Agreement.

SCHEDULE I

Name of Selling Stockholder	Number of Underwritten Securities Being Sold	Number of Option Securities Being Sold
Endo Pharma LLC	18,473,555	2,788,350
Ammon, Carol A. *	3,867,413	605,220
Black, Jeffrey R. *	1,362,232	199,224
Hyatt, Michael	166,217	0
Hyatt Family Trust	89,662	0
Lankau, Peter A. *	73,435	9,882
Lee, David A.H. *	1,552,704	224,808
Manogue, Caroline B. *	94,419	12,690
MacDonald, Mariann T.	3,320,363	509,826

* Stock Option Selling Stockholder

SCHEDULE II

Underwriter	Number of Securities to be Purchased

Bear, Stearns & Co. Inc.	7,975,000
Citigroup Global Markets Inc.	7,975,000
Morgan Stanley & Co. Incorporated	2,900,000
SG Cowen Securities Corporation	2,900,000
UBS Investment Bank	2,900,000
C.E. Unterberg, Towbin	1,450,000
Jefferies & Company, Inc.	1,450,000
J.P. Morgan Securities Inc.	1,450,000

Total	29,000,000

EXHIBIT A

[Form of Lock-Up Agreement]

[Letterhead of Endo Pharma LLC or officer/director of
Endo Pharmaceuticals Holdings Inc.]

Endo Pharmaceuticals Holdings Inc.
Public Offering of Common Stock

October    , 2005

Bear, Stearns & Co. Inc.
383 Madison Avenue
New York, NY 10179

Citigroup Global Markets Inc.
388 Greenwich Street
New York, NY 10013

Ladies and Gentlemen:

This letter is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”), among Endo Pharmaceuticals Holdings Inc., a Delaware corporation (the “Company”), the Selling Stockholders named in Schedule I thereto and you, for yourselves and for the other underwriters named in Schedule II thereto, relating to an underwritten public offering of common stock, $.01 par value (the “Common Stock”), of the Company.

In order to induce you to enter into the Underwriting Agreement, the undersigned will not, without your prior written consent, offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any shares of capital stock of the Company or any securities convertible into, or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction, for a period of 60 days after the date of the Underwriting Agreement.

[Only with respect to an officer or director of the Company include:

A-1

The foregoing restrictions shall not apply to dispositions of Common Stock effected pursuant to (a) the Underwriting Agreement or (b) the exercise of any options or warrants held by the undersigned as of the date hereof, provided that any shares issued in connection therewith shall be subject to this lock-up letter agreement.]

[Only with respect to a director for which the following applies include:

The foregoing restrictions shall not apply to dispositions of Common Stock effected pursuant to (a) the Underwriting Agreement or (b) the exceptions listed below:

(i) the exercise of any options or warrants held by the undersigned as of the date hereof, provided that any shares issued in connection therewith shall be subject to this lock-up letter agreement; and

(ii) the entry into a binding contract, the giving of instructions or the adoption of a written plan by the undersigned with respect to the disposition of Common Stock, in each case meeting the requirements of Rule 10b5-1 promulgated under the Securities Exchange Act of 1934, as amended, provided that such contract, instructions or plan does not permit any such dispositions prior to November 1, 2005.]

[Only with respect to Endo Pharma LLC include:

The foregoing restrictions shall not apply to dispositions of Common Stock effected pursuant to (a) the Underwriting Agreement or (b) the exercise of any options or warrants held as of the date hereof by the employees, former employees or executives of the Company, exercisable for Common Stock of the Company held by Endo Pharma LLC.]

If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated immediately and the undersigned will be released from all its obligations under this lock-up letter agreement..

Yours very truly,

[Signature of Endo Pharma
LLC/officer/director]

[Name and address of Endo Pharma LLC/officer/director]

A-2

EXHIBIT B

FORM OF OPINION OF
SKADDEN, ARPS, SLATE, MEAGHER & FLOM, LLP
TO BE DELIVERED PURSUANT TO SECTION 6(b)

[Ladies and Gentlemen:

We have acted as special counsel to Endo Pharmaceuticals Holdings Inc., a Delaware corporation (the “Company”), in connection with the Underwriting Agreement, dated October 5, 2005 (the “Underwriting Agreement”), among you, as representatives (the “Representatives”) of the several underwriters named in Schedule II to the Underwriting Agreement (the “Underwriters”), the Company and the selling stockholders named in Schedule I to the Underwriting Agreement (the “Selling Stockholders”) relating to the sale by the Selling Stockholders to the Underwriters of 29,000,000 shares (the “Shares”) of the Company’s common stock, par value $.01 per share (the “Securities”).  Capitalized terms used and not otherwise defined herein shall have the respective meanings set forth in the Underwriting Agreement.

This opinion is being furnished pursuant to Section 6(b) of the Underwriting Agreement.

In rendering the opinions set forth herein, we have examined and relied on originals or copies of the following:

(a)           the registration statement on Forms S-3 (File No. 333-128099) of the Company relating to the Securities filed with the Securities and Exchange Commission (the “Commission”) on September 2, 2005 under the Securities Act of 1933, as amended (the “Securities Act”), and Amendment No. 1 thereto filed with the Commission on September 25, 2005, allowing for delayed offerings pursuant to Rule 415 of the Securities Act, (such registration statement, as so amended and declared effective on September 26, 2005, being hereinafter referred to as the “2005 Registration Statement”);

(b)           the registration statement on Form S-3 (File No. 333-115032) of the Company relating to the Securities filed with the Commission on April 30, 2004 under the Securities Act allowing for delayed offerings pursuant to Rule 415 of the Rules and Regulations and Amendment No. 1 thereto filed with the Commission on June 10, 2004, Amendment No. 2 thereto filed with the Commission on June 14, 2004, Amendment No. 3 thereto filed with the Commission on June 25, 2004 and post-effective Amendment No. 1 thereto filed with the Commission on September 22, 2005 (such registration statement, as so amended and declared effective on June 28, 2004 and on September 26, 2005, being hereinafter referred to as the “2004 Registration Statement”, and together with the 2005 Registration Statement, the “Registration Statement”);

(c)           the base prospectus dated September 2, 2005 (the “Base Prospectus”) and the prospectus supplement dated September 26, 2005 (the “Prospectus Supplement), relating to the Securities in the forms filed with the Commission pursuant to Rule 424(b) of the General Rules and Regulations under the Securities Act (such Base Prospectus as amended and supplemented by the Prospectus Supplement being hereinafter referred to as the “Prospectus”);

(d)           the documents filed by the Company pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”), and incorporated by reference into the Registration Statement and the Prospectus as of the date hereof (collectively, the “Incorporated Documents”);

(e)           an executed copy of the Underwriting Agreement;

(f)            a specimen certificate evidencing the Common Stock;

(g)           the Amended and Restated Certificate of Incorporation of the Company, as certified by the Secretary of State of the State of Delaware (the “Certificate of Incorporation”);

(h)           the Amended and Restated By-laws of the Company, as certified by Caroline B. Manogue, Secretary of the Company (the “By-laws”);

(i)            minutes of the Board of Directors or resolutions of the Board of Directors of the Company adopted by unanimous written consent, dated August, 2005;

(j)            resolutions of the Board of Managers of Endo Pharma LLC adopted by unanimous written consent, dated September 20, 2005;

(k)           resolutions of the Committee Administering the Equity Plans of Endo Pharma LLC, adopted by unanimous written consent, dated September 20, 2005;

(l)            a certificate of Caroline B. Manogue and Jeffrey R. Black, Secretary and Treasurer of the Company, respectively, dated the date hereof (the “Company’s Certificate”);

(m)          copies of each of the Applicable Contracts (as defined below);

(n)           certificates, dated several dates in October, 2005 and a facsimile bringdown thereof dated October [12], 2005 from the Secretary of State of the State of Delaware, certifying that each of the Company and its subsidiaries, EPI Company, BML Pharmaceuticals, Inc. and Endo Pharmaceuticals Inc. (the “Subsidiaries”) is in good standing in Delaware (the “Delaware Good Standing Certificates”); and

(o)           the Management Custody Agreement and Power of Attorneys entered into among certain Selling Stockholders, Jeffrey R. Black and Carol A. Ammon, as Attorneys-in-Fact, American Stock Transfer and Trust Company, as Custodian, and Goldman, Sachs & Co., and Amendment No. 1 thereto (the “Management Custody Agreement”).

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies.  In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties.  As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

As used herein:  (i) “Applicable Contracts” means those agreements or instruments identified in Schedule I hereto; (ii) “Applicable Laws” means the General Corporation Law of the State of Delaware (the “DGCL”) and those laws, rules and regulations of the State of New York and the federal laws, rules and regulations of the United States of America, in each case that, in our experience, are normally applicable to transactions of the type contemplated by the Underwriting Agreement (other than the United States federal securities laws, state securities or blue sky laws, antifraud laws and the rules and regulations of the National Association of Securities Dealers, Inc.), but without our having made any special investigation as to the applicability of any specific law, rule or regulation; (iii) “Governmental Authorities” means any court, regulatory body, administrative agency or governmental body of the State of New York, the State of Delaware or the United States of America having jurisdiction over the Company under Applicable Laws; (iv) “Governmental Approval” means any consent, approval, license, authorization or validation of, or filing, qualification or registration with, any Governmental Authority required to be made or obtained by the Company pursuant to Applicable Laws, other than any consent, approval, license, authorization, validation, filing, qualification or registration that may have become applicable as a result of the involvement of any party (other than the Company) in the transactions contemplated by the Underwriting Agreement or because of such parties’ legal or regulatory status or because of any other facts specifically pertaining to such parties; and (v) “Applicable Orders” means those judgments, orders or decrees identified on Schedule II hereto.

The opinions set forth below are subject to the following further qualifications, assumptions and limitations:

(a)           the opinion set forth in paragraph 1 below with respect to the valid existence and good standing of the Company and the Subsidiaries as corporations under the laws of the State of Delaware is based solely upon the Delaware Good Standing Certificates;

(b)           we do not express any opinion as to the effect on the opinions expressed herein of (i) the compliance or noncompliance of any party to the Underwriting Agreement and the Custody Agreements (other than with respect to the Company to the extent necessary to render the opinion set forth herein) with any state, federal or other laws or regulations applicable to it or them or (ii) the legal or regulatory status or the nature of the business of any other party (other than with respect to the Company and the Subsidiaries to the extent necessary to render the opinion set forth herein);

(c)           the opinion set forth in paragraph 6 below is based solely on our discussions with the officers or other representatives of the Company responsible for the matters discussed therein, our review of the documents furnished to us by the Company and our reliance on the representations and warranties of the Company contained in the Underwriting Agreement and the Company’s Certificate; we have not made any other inquiries or investigations or any search of the public docket records of any court, governmental agency or body or administrative agency;

(d)           in rendering the opinions set forth in paragraphs 7 and 8 below, we have relied solely on the stock record books of the Company in determining the number of all issued and outstanding shares of capital stock of the Company and have assumed, other than for the 70,224,130 shares of Common Stock issued as a stock dividend in July 2000 (the “Dividend Shares”), that the consideration recited in the resolutions of the Board of Directors of the Company approving the issuance of all such shares has been received in full by the Company and that the certificates evidencing such shares as issued conform to the specimen certificates examined by us; we have assumed that the Dividend Shares were issued in compliance with DGCL Section 170;

(e)           we note that certain of the Applicable Contracts are governed by laws other than the Applicable Laws; our opinions expressed herein are based solely upon our understanding of the plain language of such agreement or instrument, and we do not express any opinion with respect to the validity, binding nature or enforceability of any such agreement or instrument, and we do not assume any responsibility with respect to the effect on the opinions or statements set forth herein of any interpretation thereof inconsistent with such understanding;

We do not express any opinion as to any laws other than Applicable Laws and the federal laws of the United States of America to the extent referred to specifically herein.  Insofar as the opinions expressed herein relate to matters governed by laws other than those set forth in the preceding sentence, we have assumed, without having made any independent investigation, that such laws do not affect any of the opinions set forth herein.  The opinions expressed herein are based on laws in effect on the date hereof, which laws are subject to change with possible retroactive effect.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1.             Each of the Company and the Subsidiaries has been duly incorporated and is validly existing in good standing under the laws of the State of Delaware.

2.             The Company has the corporate power and corporate authority to conduct its business and to own and lease its properties, in each case as described in the Prospectus.

3.             The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

4.             The execution and delivery by the Company of the Underwriting Agreement and the consummation by the Company of the transactions contemplated thereby, including the issuance and sale of the Securities, will not (i) conflict with the Certificate of Incorporation or By-Laws, (ii) constitute a violation of, or a breach or default under the terms of any Applicable Contract or (iii) violate or conflict with, or result in any contravention of, any Applicable Law or Applicable Order.  We do not express any opinion, however, as to whether the execution, delivery or performance by the Company of the Underwriting Agreement will constitute a violation of, or a default under, any covenant, restriction or provision with respect to any financial ratios or tests or any aspect of the financial condition or results of operations of the Company.

5.             No Governmental Approval, which has not been obtained or taken and is not in full force and effect, is required to authorize, or is required for,  the execution and delivery of the Underwriting Agreement by the Company or the consummation by the Company of the transactions contemplated thereby.

6.             To our knowledge, there are no legal or governmental proceedings pending to which the Company or the Subsidiaries are a party or to which any property of the Company or the Subsidiaries are subject that are required to be disclosed in the

Prospectus pursuant to Item 103 of Regulation S-K of the Rules and Regulations that are not so disclosed, except that we do not express any opinion in this paragraph 6 with respect to legal or governmental proceedings relating to regulatory matters of the type referred to in the Prospectus under the captions “Risk Factors - The pharmaceutical industry is heavily regulated, which creates uncertainty about our ability to bring new products to market and imposes substantial compliance costs on our business” and “Business - Governmental Regulation”.

7.             The Company has an authorized capitalization as set forth in the Prospectus and the authorized capital stock of the Company conforms as to legal matters in all material respects to the description thereof contained in the Prospectus under the caption “Description of Capital Stock”.  The [●] shares of Common Stock shown by the Company’s stock record books as being issued and outstanding on [●] have been duly authorized and validly issued and are fully paid and nonassessable, and free and clear of any preemptive rights or any similar rights arising under the Company’s Certificate of Incorporation or By-laws, the DCGL, or under any Applicable Contract.

8.             The form of certificate used to evidence the Common Stock complies in all material respects with the applicable requirements of the Certificate of Incorporation, By-laws and the DGCL.

9.             The Company is not an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

10.           No holders of securities of the Company have any rights under any Applicable Contract to have such securities included in the Registration Statements except for securities that have been included and securities with respect to which those rights have been waived.

This letter is furnished only to you and is solely for your benefit in connection with the closing occurring today and the offering of the Securities, in each case pursuant to the Underwriting Agreement. Without our prior written consent, this letter may not be used, circulated, quoted or otherwise referred to for any other purpose, or relied upon by, or assigned to, any other person for any purpose, including any other person that acquires Securities or that seeks to assert your rights in respect of this letter (other than your successor in interest by means of merger, consolidation, transfer of a business or other similar transaction).

Schedule I

Applicable Orders

Schedule II

Applicable Contracts

EXHIBIT C

FORM OF OPINION OF
SKADDEN, ARPS, SLATE, MEAGHER & FLOM, LLP
TO BE DELIVERED PURSUANT TO SECTION 6(b)

Ladies and Gentlemen:

We have acted as special counsel to Endo Pharmaceuticals Holdings Inc., a Delaware corporation (the “Company”), in connection with the Underwriting Agreement, dated October 5, 2005 (the “Underwriting Agreement”), among you, as representatives of the several Underwriters named in Schedule II thereto (the “Underwriters”), the Company and the selling stockholders named in Schedule I thereto (the “Selling Stockholders”) as entered into by you, the Company, Endo Pharma LLC and Jeffrey R. Black, as Attorney-in-Fact, on behalf of the other Selling Stockholders, relating to the sale by the Selling Stockholders to the Underwriters of 29,000,000 shares of the Company’s common stock, par value $.01 per share (the “Securities”).

This letter is being furnished pursuant to Section 6(b) of the Underwriting Agreement.  Capitalized terms used and not otherwise defined herein shall have the respective meanings set forth in the Underwriting Agreement.

In the above capacity, we have reviewed the registration statement on Form S-3 (File No. 333-128099) of the Company relating to the Securities filed with the Securities and Exchange Commission (the “Commission”) on September 2, 2005 under the Securities Act of 1933 (the “Securities Act”), allowing for delayed offerings pursuant to Rule 415 of the Securities Act, Amendment No. 1 thereto filed with the Commission on September 22, 2005, [add other amendments, if any] (such registration statement, as so amended and declared effective on September 26, 2005, being hereinafter referred to as the “Registration Statement”), the base prospectus dated September 2, 2005 (the “Base Prospectus”) and the prospectus supplement dated September 26, 2005 (the “Prospectus Supplement), relating to the Securities in the forms filed with the Commission pursuant to Rule 424(b) of the General Rules and Regulations under the Securities Act (such Base Prospectus as amended and supplemented by the Prospectus Supplement being hereinafter referred to as the “Prospectus”).  We also have reviewed the documents filed by the Company pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”) and incorporated by reference into the Prospectus as of the date hereof (collectively, the “Incorporated Documents”) and such other documents as we deemed appropriate.  The Registration Statement was declared effective under the Securities Act at 1:00 p.m. on September 26, 2005, and we have been orally advised by the Commission that (i) no stop order suspending the effectiveness of the Registration Statement has been issued and (ii) no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

In the above capacity, we have reviewed the registration statement on Form S-3 (File No. 333-128099) of the Company relating to the Securities filed with the Securities and Exchange Commission (the “Commission”) on September 2, 2005 under the Securities Act of 1933 (the “Securities Act”), allowing for delayed offerings pursuant to Rule 415 of the Securities Act, Pre-Effective Amendment No. 1 thereto filed with the Commission on September 22, 2005, and received oral confirmation declaring such registration statement (the “2005 Registration Statement”) effective on September 26, 2005, and we have reviewed the registration statement on Form S-3 (File No. 333-115032) of the Company relating to the Securities filed with the Commission on April 30, 2004 under the Securities Act and Amendment No. 1 thereto filed with the Commission on June 10, 2004, Amendment No. 2 thereto filed with the Commission on June 14, 2004, Amendment No. 3 thereto filed with the Commission on June 25, 2004 (such registration statement, as so amended and declared effective on June 28, 2004, being hereinafter referred to as the “2004 Registration Statement”, and together with the 2005 Registration Statement, the “Registration Statement”), and (i) the prospectus, dated September 26, 2005 (the “Base Prospectus”) relating to the offering of securities of the Company in the form filed with the Commission pursuant to rule 424(b) of the Rules and Regulations and (ii) the prospectus supplement, dated October [●], 2005 (the “Prospectus Supplement” and, together with the Base Prospectus in the form filed with the Commission pursuant to Rule 424(b), the “Prospectus”), relating to the offering of the Securities.  We also have reviewed the documents filed by the Company pursuant to the Securities Exchange Act of 1934 and incorporated by reference into the Registration Statement and Prospectus as of the date hereof (collectively, the “Incorporated Documents”) and such other documents as we deemed appropriate. Each of the 2005 Registration Statement and the post-effective Amendment No. 1 to the 2004 Registration Statement was declared effective under the Securities Act at 1:00 p.m. on September 26, 2005, and we have been orally advised by the Commission that (i) no stop order suspending the effectiveness of the Registration Statement has been issued and (ii) no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

In addition, we have participated in conferences with officers and other representatives of the Company, the Company’s inside and outside counsel, representatives of the independent accountants of the Company, representatives of the Underwriters and Debevoise & Plimpton LLP, counsel for the Underwriters, at which the contents of the Registration Statements and the Prospectus and related matters were discussed.  We did not participate in the preparation of the Incorporated Documents but have, however, reviewed such documents and discussed the business and affairs of the Company with officers and other representatives of the Company.  We do not pass upon, or assume any responsibility for, the accuracy, completeness or fairness of the statements contained or incorporated by reference in the Registration Statements or the Prospectus and have made no independent check or verification thereof.

On the basis of the foregoing, (i) the Registration Statements, at the time they became effective, and the Base Prospectus, as supplemented by the Prospectus Supplement as of the date of the Prospectus Supplement, appeared on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the Rules and Regulations (except that in each case we do not express any view as to the financial statements, schedules and other financial information included or incorporated by reference therein or excluded therefrom or the exhibits to the Registration Statements) and (ii) no facts have come to our attention that have caused us to believe that the Registration Statements, at the time they became effective, contained an untrue statement of a material fact or omitted to state any material fact require to be state therein or necessary to make the statements therein not misleading or that the Prospectus, as of the date of the Prospectus Supplement and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (except that in each case we do not express any view as to the financial statement, schedules and other financial information included or incorporated by reference therein or excluded therefrom or the exhibits to the Registration Statement).

This letter is furnished only to you as representatives of the Underwriters and is solely for the Underwriters’ benefit in connection with the closing occurring today and the offering of the Securities, in each case pursuant to the Underwriting Agreement.  Without our prior written consent, this letter may not be used, circulated, quoted or otherwise referred to for any other purpose, or relied upon by, or assigned to, any other person for any purpose, including any other person that acquires Securities or that seeks to assert your rights in respect of this letter (other than an Underwriter’s successor in interest by means of merger, consolidation, transfer of a business or other similar transaction).

EXHIBIT D

FORM OF OPINION OF
CAROLINE B. MANOGUE
TO BE DELIVERED PURSUANT TO SECTION 6(b) AND 6(c)(ii)(A)

[Ladies and Gentlemen:

I am the Executive Vice President, Chief Legal Officer and Secretary of Endo Pharmaceuticals Holdings Inc. (the “Company”) and have acted in that capacity in connection with the Underwriting Agreement, dated October 5, 2005 (the “Underwriting Agreement”), among the several underwriters named in Schedule II to the Underwriting Agreement (the “Underwriters”), the Company and the selling stockholders named in Schedule I to the Underwriting Agreement (the “Selling Stockholders”) relating to the sale by the Selling Stockholders to the Underwriters of 29,000,000 shares (the “Shares”) of the Company’s common stock, par value $.01 per share (the “Common Stock”).  The Shares are also referred to herein as the “Securities.”  Capitalized terms used and not otherwise defined herein shall have the respective meanings set forth in the Underwriting Agreement.

This opinion is being rendered pursuant to Sections 6(b) and 6(c)(ii)(A) of the Underwriting Agreement.

In connection with this opinion, I, or an attorney under my supervision, have examined and relied on originals or copies, certified or otherwise identified to my satisfaction, of the following:

(i)                                     the registration statement on Form S-3 (File No. 333-128099) of the Company relating to the Securities filed with the Securities and Exchange Commission (the “Commission”) on September 2, 2005 under the Securities Act of 1933, (the “Securities Act”), allowing for delayed offerings pursuant to Rule 415 of the Securities Act, and Amendment No. 1 thereto filed with the Commission on September 22, 2005, allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”) (such registration statement, as so amended and declared effective on September 26, 2005, being hereinafter referred to as the “2005 Registration Statement”);

(ii)                                  the registration statement on Form S-3 (File No. 333-115032) of the Company relating to the Securities filed with the Commission on April 30, 2004 under the Securities Act and Amendment No. 1 thereto filed with the Commission on June 10, 2004, Amendment No. 2 thereto filed with the Commission on June 14, 2004, Amendment No. 3 thereto filed with the

Commission on June 25, 2004 and post-effective Amendment No. 1 thereto filed with the Commission on September 22, 2005 (such registration statement, as so amended and declared effective on June 28, 2004 and September 26, 2005, being hereinafter referred to as the “2004 Registration Statement”, and together with the 2005 Registration Statement, the “Registration Statement”);

(iii)                               the prospectus, dated September 26, 2005 (the “Base Prospectus”) relating to the offering of securities of the Company and the prospectus supplement, dated September 26, 2005 (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”) relating to the offering of the Shares, each in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

(iv)                              the documents filed by the Company pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”) and incorporated by reference into the Registration Statement and the Prospectus as of the date hereof (collectively, the “Incorporated Documents”);

(v)                                 an executed copy of the Underwriting Agreement;

(vi)                              the Amended and Restated Certificate of Incorporation of the Company, as currently in effect (the “Certificate of Incorporation”);

(vii)                           the Amended and Restated By-laws of the Company, as currently in effect (the “By-laws”);

(viii)                        certain minutes and resolutions of the Board of Directors of the Company adopted by unanimous written consent on August 31, 2005;

(ix)                                a certificate, dated October [●], 2005 and a facsimile bringdown thereof dated October [●], 2005 from the Secretary of State of the State of Delaware as to the Company’s good standing in Delaware (the “Delaware Good Standing Certificates”);

(x)                                   the patents and applications identified in Schedule A hereto; and

(xi)                                any former opinions listed in Schedule B hereto.]

I am familiar with the Intellectual Property used by the Company and the Subsidiaries in their business and the manner of such use and I have reviewed the Registration Statement and the Prospectus, including particularly the portions of the Prospectus describing or referring to any Intellectual Property (collectively, the “Intellectual Property Disclosure”).  I have reviewed, among other things, the statements contained or incorporated by reference in the Prospectus under the captions:  “Risk Factors – Our ability to protect our proprietary technology, which is vital to our business, is uncertain.” and “Business – Patent, Trademarks, Licenses and Proprietary Property.”

I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as I have deemed necessary or appropriate as a basis for the opinions set forth below.  With respect to paragraphs 8 through 14, (i) I have undertaken no factual investigation other than (x) the examinations discussed in the foregoing paragraph and (y) discussions with the Company’s scientific personnel and Vice President, Intellectual Property; and (ii) I have relied on the advice of the Company’s Vice President, Intellectual Property and the opinions set forth on Schedule B hereto.

In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies.  In making my examination of executed documents, I have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties.  As to any facts material to the opinions expressed herein which I did not independently establish or verify, I have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.  I have assumed that neither the Company, nor any of the Company’s property, is the subject of a receivership.

I have further assumed the accuracy and completeness of the judicial and other government records and indices examined by me and the current and complete indexing of such records; that the certificates, waivers, and reports of or relating to public offices and officials examined and relied upon by me have been validly issued and correctly set forth the facts stated therein and that all other certificates relied upon by me correctly set forth the facts stated therein; and that to the extent my opinions relate to matters as to which governmental agencies have issued certificates or other statements, or as to which I have received certificates from officers of the Company, or as to which I have made or caused to be made examinations of judicial and other government records and indices, there have been no changes in the facts reflected in such certificates and records from the date of such certificates and examinations through the date hereof.

I am admitted to the Bar of the State of New York, and I do not express any opinion as to the laws of any jurisdiction other than the laws of the State of New York,

the General Corporation Law of the State of Delaware, and the federal laws of the United States of America to the extent referred to specifically herein.  Insofar as the opinions expressed herein relate to matters governed by laws other than those set forth in the preceding sentence, I have assumed, without having made any independent investigation, that such laws do not affect any of the opinions set forth herein.  The opinions expressed herein are based on laws in effect on the date hereof, which laws are subject to change with possible retroactive effect.  The phrases “to my knowledge”, “known to me,” and “knowledge” refer only to the conscious awareness of facts or other information pertaining to the Company.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, I am of the opinion that:

1.                                       Each of the Company and its subsidiaries, Endo Pharmaceuticals Inc., EPI Company, and BML Pharmaceuticals, Inc. (collectively, the “Subsidiaries”) is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a material adverse effect on the business of the Company (a “Material Adverse Effect”). Except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

2.                                       The statements contained or incorporated by reference in the Prospectus under the headings “Risk Factors – Our ability to protect our proprietary technology, which is vital to our business, is uncertain,” “Business – Government Regulation,” Business – Patents, Trademarks, Licenses and Proprietary Information,” “Business – Services Agreements,” “Business – Licenses and Collaboration Agreements,” “Business – Environmental Matters” and “Legal Proceedings,” insofar as such statements purport to summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents and proceedings in all material respects.

3.                                       No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the sale of the Securities by the Selling Stockholders as contemplated by the Underwriting Agreement, except as may be required under the securities and blue sky laws in connection with the purchase and distribution of the

Securities by the Underwriter in the manner contemplated by the Underwriting Agreement and the Prospectus.

4.                                       The sale of the Securities as contemplated by the Underwriting Agreement will not conflict with, result in a breach or violation of or imposition of any lien, charge or encumbrance upon any property or assets of the Company or the Subsidiaries pursuant to, (i) the charter or by-laws of any of the Subsidiaries, (ii) the terms of any indenture or other agreement, obligation, condition, covenant or instrument known to me to which the Company or the Subsidiaries are a party or bound or to which its or their property is subject or (iii) any statute, law, rule, regulation, judgment, order or decree known to me to be applicable to the Company or the Subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitratory or other authority having jurisdiction over the Company or the Subsidiaries or any of its or their properties, except, in the case of each of (ii) and (iii) above, for any such conflict, breach, violation or imposition that would not have a Material Adverse Effect.

5.                                       Except as set forth in the Prospectus, no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator, including, without limitation, the United States Food and Drug Administration (the “FDA”) and United States Drug Enforcement Agency (the “DEA”), involving the Company or any of the Subsidiaries or its or their respective properties is pending or, to the best of my knowledge, threatened that (i) could have a material adverse effect on the performance of the Underwriting Agreement or the consummation of any of the transactions contemplated hereby or (ii) could have a Material Adverse Effect.

6.                                       Except as set forth in the Prospectus, (A) the Company and the Subsidiaries possess all permits, licenses, provider numbers, certificates, approvals, consents, orders, certifications and other authorizations (collectively, “Governmental Licenses”) issued by, and have made all declarations and filings with, the appropriate Federal, state, local or foreign regulatory agencies or bodies, including without limitation, the FDA and the DEA, necessary to conduct the business now operated by the Company and the Subsidiaries except where the failure to possess such Governmental Licenses or to make such declarations and filings would not result in a Material Adverse Effect; the Company and the Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, individually and in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and (B) neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

7.                                       There is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required.

8.                                       The documents incorporated by reference in the Registration Statement and the Prospectus, when they became effective or were filed with the Commission, as the case may be, appeared on their face to be appropriately responsive in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the Rules and Regulations, except that in each case, I do not express an opinion as to the financial statement schedules or other financial data included in the Registration Statement or the Prospectus or excluded therefrom and I do not assume any responsibility for the accuracy, completeness or fairness of the statements contained therein.

9.                                       The Company and the Subsidiaries own, have rights under, license or have other rights to use, on commercially reasonable terms, all intellectual property necessary for the conduct of their businesses as now conducted; and other than as described in the Prospectus, neither the Company not any of the Subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property, which infringement or conflict, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding would result in a Material Adverse Effect.

10.                                 The Company and the Subsidiaries own or possess all U.S. patents and patent applications listed on Schedule A hereto (collectively, the “Intellectual Property”).  All such Intellectual Property is in Good Standing, Valid, and Enforceable.(1)

(1)                                  By “Good Standing, Valid, and Enforceable” is meant that applications have been duly filed and patents duly issued, the patents or applications have not been abandoned, and all fees due have been or can still be paid.  It should be noted that although issued patents enjoy a presumption of validity and enforceability, patents are always subject to challenge in a court of competent jurisdiction or in the patent office.  Such challenges occasionally result in a patent being declared invalid or unenforceable.  This risk is ever-present and I can, of course, offer no guarantee as to the outcome of any such challenges.

11.                                 Based on my review of certain third party rights made known to me and the discussions with scientific personnel of the Company, the Company’s Vice President – Intellectual Property and written opinions of attorneys who are members of the patent bar and who are licensed to practice law in their respective jurisdictions, and written judicial opinions, which opinions are listed on Schedule B hereto, I have no knowledge of any valid United States or foreign patent that is or would be infringed by the activities of the Company or the Subsidiaries in the manufacture, use or sale of any existing product as currently manufactured, used, or sold, the technologies currently employed by the Company and the Subsidiaries, or their current method of use in any existing product, each as described in the Prospectus.

12.                                 The Company’s Vice President – Intellectual Property has reviewed the Company and the Subsidiary patent applications that are identified on Schedule A hereto.  Based upon this review and discussions relating thereto with the Company’s Vice President – Intellectual Property, I am of the opinion that the Company and the Subsidiary patent applications have been properly prepared and filed, and are being diligently pursued by the Company and the Subsidiaries, as the case may be, and the inventions described in the Company and the Subsidiary patent applications are owned by, or are licensed to the Company or the Subsidiaries.

13.                                 Except as disclosed in the Prospectus, I have no knowledge of any basis for a right or claim by any party or individual in any of the inventions, patents or patent applications listed on Schedule A hereto, except for such right or claim, which if the subject of an unfavorable decision, ruling or finding, would not have a Material Adverse Effect, and to the best of my knowledge, each of the Company’s and the Subsidiaries’ patent applications discloses patentable subject matter.

14.                                 The Company’s and the Subsidiaries’ Intellectual Property licenses are in full force and effect, no default or threatened default exists under such licenses and, to my knowledge, no basis exists for the same.

15.                                 I know of no legal or governmental proceedings that are pending or, to my knowledge, that are threatened, relating to any Intellectual Property, except (A) as disclosed in the Prospectus or (B) which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would not have a Material Adverse Effect.

16.                                 To my knowledge, the execution and delivery of the Underwriting Agreement and the consummation of the sale of Common Stock by Endo LLC does not conflict with or result in a breach of any terms or provisions of, or constitute a default under, the limited liability company agreement of Endo LLC and any agreement or instrument to which Endo LLC is a party or by which Endo LLC may be bound, and will not conflict with or result in a breach or violation of any statute or any order, rule or regulation known to me and applicable to the transactions contemplated by the Underwriting Agreement.

I have been orally advised by the Company’s special counsel, Skadden, Arps, Slate, Meagher & Flom LLP, that the Registration Statement was declared effective under the Securities Act at 1:00 p.m. on September 26, 2005 and that no stop order suspending the effectiveness of the Registration Statement has been issued and, to the best of my knowledge, no proceedings for that purpose have been instituted or threatened by the Commission.  The Prospectus was filed with the Commission in the manner and within the time period required by Rule 424(b) of the Rules and Regulations.  In addition, I have participated in conferences with officers and other representatives of the Company, representatives of the independent accountants for the Company and you and your counsel at which the contents of the Registration Statement and the Prospectus and related matters were discussed and, although I am not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus and have made no independent check or verification thereof (other than to the limited extent specified in paragraph 2 above) on the basis of the foregoing, no facts have come to my attention that have led me to believe that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of its date and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that I express no belief with respect to the financial statements, financial statement schedules and other financial data included therein or excluded therefrom or the exhibits to the Registration Statement.

This opinion is furnished only to you in connection with the closing under the Underwriting Agreement occurring today, is solely for your benefit and may not be used or relied upon by, or assigned to, any other person for any purpose (including any person other than you that acquires Securities or that is your successor in interest), without my prior written consent.  This opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose without my prior written consent, except to the extent that such use circulation, quotation or reference is necessary so that the issuance of the Securities is not treated as a “confidential transaction” within the meaning of Treasury Regulations section 1.6011-4(b)(3).

EXHIBIT E

FORM OF OPINION OF COMPANY’S REGULATORY COUNSEL
TO BE DELIVERED PURSUANT TO
SECTION 6(c)(i)

(i) the statements included or incorporated by reference in the Prospectus set forth under the captions “Risk Factors – The pharmaceutical industry is heavily regulated, which creates uncertainty about our ability to bring new products to market and imposes substantial compliance costs on our business”, Risk Factors – If the efforts of manufacturers of branded pharmaceuticals to use litigation and legislative and regulatory efforts to limit the use of generics and certain other products are successful, our sales may suffer”, “Business- Government Regulation” (collectively, the Regulatory Disclosure”), insofar as such statements purport to describe or summarize applicable provisions of the Federal Food, Drug, and Cosmetic Act (“FDCA”) and the Controlled Substances Act (“CSA”) and the regulations promulgated thereunder, are accurate and complete in all material respects and fairly present the information set forth therein;

(ii) the Company and the Subsidiaries have obtained such licenses, permits, approvals, and authorizations required by the United States Food and Drug Administration (“FDA”)  and the Drug Enforcement Agency (“DEA”) that are necessary for the conduct of the business of the Company and the Subsidiaries as it is currently conducted and described in the Prospectus and to our knowledge such authorizations are in effect;

(iii) we are not aware of any lawsuit or regulatory proceeding, pending or threatened, brought by or before the FDA or the DEA, in which the Company or the Subsidiaries is or would be the defendant or respondent, nor are we aware of any adverse judgment, decree, or order currently in effect that has been issued by the FDA or the DEA against the Company or the Subsidiaries.

Although we are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus and have made no independent check or verification thereof (other than to the limited extent specified in paragraph (i) above) on the basis of the foregoing, no facts have come to our attention that have led us to believe that the Regulatory Disclosure in the Registration Statement, at the time the Registration Statement became effective, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Regulatory Disclosure in the Prospectus, as of the date of the Prospectus and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

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EXHIBIT F

FORM OF OPINION OF COMPANY’S
INTELLECTUAL PROPERTY COUNSEL
TO BE DELIVERED PURSUANT TO
SECTION 6(c)(ii)

(i)  To the best of our knowledge, the Company and the Subsidiaries own or possess all Intellectual Property currently employed by them in connection with the business now operated by them except where the failure to own or possess or otherwise be able to acquire such Intellectual Property could not, individually or in the aggregate, have a Material Adverse Effect.

(ii)  Based upon a review of the third party rights made known to us and discussions with scientific personnel of the Company, we are not aware of any valid United States or foreign patent that is or would be infringed by the activities of the Company or the Subsidiaries in the manufacture, use or sale of any existing or presently proposed product, the technologies employed by the Company and the Subsidiaries or the method of their use in any existing or presently proposed product, each as described in the Prospectus and as such are related to the foregoing technology and products.

(iii)  We have reviewed the Company and the Subsidiary patent applications which are identified in the Patent Schedule included with this letter, and in such counsel’s opinion the Company and the Subsidiary patent applications have been properly prepared and filed, and are being diligently pursued by the Company and the Subsidiaries, as the case may be, and the inventions described in the Company and the Subsidiary patent applications are owned by, have been assigned to or are licensed to the Company or the Subsidiaries.

(iv)  To our knowledge except as disclosed in the Prospectus, no party or individual has any right or claim in any of the inventions, patents or patent applications listed in the Patent Schedule and to the best of our knowledge each of the Company’s and the Subsidiaries’ patent applications discloses patentable subject matter.

(v)  To the best of our knowledge, neither the Company nor the Subsidiaries are infringing or otherwise violating any Intellectual Property of others, unless otherwise disclosed in the Prospectus. To the best of our knowledge, except as disclosed in the Prospectus neither the Company nor the Subsidiaries have received any notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property.

(vi)    All of the Company’s and the Subsidiaries’ Intellectual Property licenses are in full force and effect, no default or threatened default exists under such licenses and, to our knowledge, no basis exists for the same.

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(vii)  We know of no legal or governmental proceedings that are pending or, to the best of our knowledge, that are threatened, relating to any Intellectual Property, except (A) as disclosed in the Prospectus or (B) which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could have a Material Adverse Effect.

(viii)  We are familiar with the Intellectual Property used by the Company and the Subsidiaries in their business and the manner of such use and we have reviewed the Registration Statement and the Prospectus, including particularly the portions of the Prospectus describing or referring to any Intellectual Property (collectively, the “Intellectual Property Disclosure”).  We have reviewed, among other things, the statements included or incorporated by reference in the Prospectus under the captions:

“Risk Factors – Our Ability to protect our proprietary technology, which is vital to our business, is uncertain”

and

“Business – Patents, Trademarks, Licenses and Proprietary Property.”

Although we are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus and have made no independent check or verification thereof (other than to the limited extent specified in paragraph (viii) above) on the basis of the foregoing, no facts have come to our attention that have led us to believe that the Intellectual Property Disclosure in the Registration Statement, at the time the Registration Statement became effective, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Intellectual Property Disclosure in the Prospectus, as of the date of the Prospectus and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

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EXHIBIT G

FORM OF OPINION OF
SELLING STOCKHOLDERS’ COUNSEL
TO BE DELIVERED PURSUANT TO
SECTION 6(d)

(i)            This Agreement and the Custody Agreement and Power of Attorney have been duly authorized (if applicable), executed and delivered by the Selling Stockholders, the Custody Agreement is valid and binding on the Selling Stockholders and each Selling Stockholder has full legal right and authority to sell, transfer and deliver in the manner provided in this Agreement and the Custody Agreement the Securities being sold by such Selling Stockholder hereunder.

(ii)           Assuming that each of the Underwriters acquires its interest in the Securities it has purchased from such Selling Stockholder without notice of any adverse claim (within the meaning of Section 8-105 of the UCC), the Underwriter, having purchased such Securities delivered on the Closing Date to The Depository Trust Company or other securities intermediary by making payment therefor as provided herein and, having had such Securities credited to the securities account or accounts of such Underwriter maintained with The Depository Trust Company or such other securities intermediary will have acquired a security entitlement (within the meaning of Section 8-102(a)(17) of the UCC) to such Securities purchased by such Underwriter, and no action based on an adverse claim (within the meaning of Section 8-105 of the UCC) may be asserted against such Underwriter with respect to such Securities.

(iii)          No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by any Selling Stockholder of the transactions contemplated herein, except such as may have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters and such other approvals (specified in such opinion) as have been obtained.

(iv)          Neither the sale of the Securities being sold by any Selling Stockholder nor the consummation of any other of the transactions herein contemplated by any Selling Stockholder or the fulfillment of the terms hereof by any Selling Stockholder will conflict with, result in a breach or violation of, or constitute a default under any law or the charter or by-laws or other organizational documents, in each case if applicable, of the Selling Stockholder or the terms of any indenture or other agreement or instrument known to such counsel and to which any Selling Stockholder or any of it subsidiaries (if applicable) is a party or bound, or any judgment, order or decree known to such counsel to be applicable to any Selling Stockholder or any of its subsidiaries (if applicable) of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over any Selling Stockholder or any of its subsidiaries (if applicable).

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In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of New York or the Federal laws of the United States or the Delaware General Corporation Law, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters, and (B) as to matters of fact, to the extent they deem proper, on certificates of the Selling Stockholders and public officials.

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